                                                                     EXHIBIT 3.8


                                    BYLAWS OF

                      AMERISTAR CASINO COUNCIL BLUFFS, INC.

                                TABLE OF CONTENTS


BYLAW I                                                                               1

      OFFICES                                                                         1

BYLAW II                                                                              1

      SHAREHOLDERS                                                                    1

            Section 1.   Annual Meeting                                               1
            Section 2.   Special Meetings                                             1
            Section 3.   Place of Shareholders Meeting                                1
            Section 4.   Notice of Meeting                                            1
            Section 5.   Closing of Transfer Books or Fixing
                           of Record Date                                             2
            Section 6.   Voting Lists                                                 2
            Section 7.   Quorum                                                       3
            Section 8.   Proxies                                                      3
            Section 9.   Voting of Shares                                             3
            Section 10.  Voting of Shares by Certain Holders                          3
            Section 11.  Informal Action by Shareholders                              4
            Section 12.  Voting by Ballot                                             4
            Section 13.  Corporation's Acceptance of Votes                            4

BYLAW III                                                                             4

      BOARD OF DIRECTORS                                                              4

            Section 1.   General Powers                                               4
            Section 2.   Number, Tenure and Qualification                             4
            Section 3.   Regular Meetings                                             5
            Section 4.   Special Meetings                                             5
            Section 5.   Notice                                                       5
            Section 6.   Quorum                                                       6
            Section 7.   Manner of Acting                                             6
            Section 8.   Vacancies                                                    6
            Section 9.   Compensation                                                 6
            Section 10.  Presumption of Assent                                        6
            Section 11.  Informal Action by Directors                                 6
            Section 12.  Committees                                                   7

BYLAW IV                                                                              7

      EXECUTIVE COMMITTEE                                                             7

            Section 1.   Appointment                                                  7
            Section 2.   Authority                                                    7

                                    BYLAWS OF

                      AMERISTAR CASINO COUNCIL BLUFFS, INC.

                                TABLE OF CONTENTS
                                   (continued)



            Section 3.   Tenure and Qualifications                                    7
            Section 4.   Meetings                                                     7
            Section 5.   Quorum                                                       8
            Section 6.   Action Without a Meeting                                     8
            Section 7.   Vacancies                                                    8
            Section 8.   Resignations and Removal                                     8
            Section 9.   Procedure                                                    8

BYLAW V                                                                               8

      OFFICERS                                                                        8

            Section 1.   Number                                                       8
            Section 2.   Election and Term of Office                                  9
            Section 3.   Removal                                                      9
            Section 4.   Vacancies                                                    9
            Section 5.   President                                                    9
            Section 6.   Vice Presidents                                              9
            Section 7.   Secretary                                                   10
            Section 8.   Treasurer                                                   10
            Section 9.  Assistant Secretaries and Assistant
                          Treasurers                                                 10
            Section 10.  Other Assistants and Acting Officers                        11
            Section 11.  Salaries                                                    11

BYLAW VI                                                                             11

      CONTRACTS, LOANS, CHECKS, AND DEPOSITS                                         11

            Section 1.   Contracts                                                   11
            Section 2.   Loans                                                       11
            Section 3.   Checks, Drafts, etc                                         11
            Section 4.   Deposits                                                    11
            Section 5.   Conflicts of Interest                                       11

BYLAW VII                                                                            12

      CERTIFICATES FOR SHARES AND THEIR TRANSFER                                     12

            Section 1.   Certificates for Shares                                     12
            Section 2.   Transfer of Shares                                          12

BYLAW VIII                                                                           13

      FISCAL YEAR                                                                    13



                                    BYLAWS OF

                      AMERISTAR CASINO COUNCIL BLUFFS, INC.

                                TABLE OF CONTENTS
                                   (continued)



BYLAW IX                                                                             13

      DIVIDENDS                                                                      13

BYLAW X                                                                              13

      CORPORATE SEAL                                                                 13

BYLAW XI                                                                             13

      INDEMNIFICATION                                                                13

            Section 1.   Indemnification                                             13
            Section 2.   Indemnification                                             14
            Section 3.   Indemnification                                             14

BYLAW XII                                                                            15

      VOTING OF SHARES OWNED BY CORPORATION                                          15

BYLAW XIII                                                                           16

      WAIVER OF NOTICE                                                               16

BYLAW XIV                                                                            16

      AMENDMENTS                                                                     16

BYLAW XV                                                                             16

      EMERGENCY BYLAWS                                                               16

                                 B Y L A W S  O F

                      AMERISTAR CASINO COUNCIL BLUFFS, INC.

                                     BYLAW I

                                     OFFICES

        The principal office of the Corporation in the State of Iowa shall be located in the City of Council Bluffs, County of Pottawattamie. The Corporation may have such other offices, either within or without the State of Iowa, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

        The Registered Office of the Corporation required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, identical with the principal office in the State of Iowa, and the address of the Registered Office may be changed from time to time by the Board of Directors.

                                    BYLAW II

                                  SHAREHOLDERS

        SECTION 1. ANNUAL MEETING. The Annual Meeting of the Shareholders shall be held at such time and place as the Board of Directors shall determine. The failure to hold an annual meeting at the time stated in these Bylaws does not affect the validity of any corporate action.

        SECTION 2. SPECIAL MEETINGS. Special Meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth (1/10th) of all of the outstanding shares of the Corporation entitled to vote at the meeting.

        SECTION 3. PLACE OF SHAREHOLDERS MEETING. The Board of Directors may designate any place, either within or without the State of Iowa, as the place of meeting of any Annual Meeting or for any Special Meeting called by the Board of Directors. A Waiver of Notice signed by all Shareholders entitled to vote at a meeting may designate any place, either within or without the State of Iowa, as the place for holding of such meeting. If no designation is made, or if a Special Meeting be otherwise called, the place of meeting shall be the Principal Office of the Corporation.

        SECTION 4. NOTICE OF MEETING. Written or printed Notice stating the place, day, and hour of the meeting, and, in case of a Special Meeting, the purpose or purposes for which the Meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the Meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the Officer, or persons calling the Meeting, to each Shareholder of record entitled to vote at such Meeting. If mailed, such Notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his or her address as it appears on the stock transfer books of the Corporation, with proper postage thereon prepaid.

        SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining Shareholders entitled to Notice of, or to vote at any Special Meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to Notice of or to vote at a Meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than sixty (60) days, and in case of a Meeting of Shareholders, not less than ten (10) days prior to the date of which the particular action, requiring such determination of Shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to Notice of or to vote at a Meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which Notice of the Meeting is mailed or the date on which the Resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any Meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

        SECTION 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a Shareholder's list available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the time of the meeting. Such list shall be arranged in alphabetical order with the address of and the number of shares held by each Shareholder and shall be kept on file at the registered office of the Corporation or at a place identified in the meeting notice in the city where the meeting will be held. A Shareholder or Shareholder's agent or attorney is entitled on written demand to inspect and, subject to the requirements of
Section 1602(3) of the Iowa Business Corporation Act, to copy the list, during regular business hours and at the person's expense, during the period it is available for inspection. The original stock transfer book shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books or to vote at any Meeting of Shareholders.

        SECTION 7. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a Meeting of Shareholders. If less than a majority of such outstanding shares are represented at a meeting, a majority of the voting shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

        SECTION 8. PROXIES. At all Meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by his or her duly authorized attorney-in-fact. Such appointment of proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. An appointment of a proxy is revocable by the Shareholder and shall be invalid after eleven (11) months from the date of its execution, unless otherwise explicitly provided in the proxy. Subject to these bylaws and to any express limitation on the proxy's authority as stated on the proxy appointment form, the Corporation is entitled to rely on the proxy's vote or other action as that of the Shareholder making the appointment.

        SECTION 9. VOTING OF SHARES. Each outstanding share entitled to vote, regardless of class, is entitled to vote on each matter at a Shareholders meeting, unless the Articles provide otherwise.

        SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

        Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such share into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

        Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

        A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

        Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

        SECTION 11. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the Shareholders, or any other action which may be taken at a Meeting of the Shareholders, may be taken without a meeting if one or more written consents describing the action taken are signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

        SECTION 12. VOTING BY BALLOT. Voting by Shareholders on any question or in any election may be viva voce unless the presiding officer shall order, or any Shareholder shall demand that voting be by written ballot.

        SECTION 13. CORPORATION'S ACCEPTANCE OF VOTES. The Corporation, its Secretary or other officer or agent authorized to tabulate votes, is entitled to accept or reject a vote, consent, waiver, or proxy appointment if acting in good faith and where rejecting, also has reasonable basis for doubt about the validity of the signature on it or about the signator's authority to sign for the Shareholder. The Corporation and its Officer or agent who accepts or rejects a vote, consent, waiver or proxy appointment in accordance with the standards of the Iowa Business Corporation Act is not liable in damages to the Shareholder for the consequences of the acceptance or rejection. Corporation actions based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment based on such standards are valid unless a court of competent jurisdiction determines otherwise.

                                    BYLAW III

                               BOARD OF DIRECTORS

        SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

        SECTION 2. NUMBER, TENURE AND QUALIFICATION. The number of Directors of the Corporation shall be at least one (1), however, such number may be increased by the Shareholders at a duly called meeting of the Shareholders or by the Board of Directors. The Board of Directors may increase or decrease by thirty percent (30%) or less, the number of Directors last approved by the Shareholders. Only Shareholders may increase or decrease by more than thirty percent (30%) the number of Directors last approved by the Shareholders. Once elected, the number of Directors shall remain the same until the next Annual Meeting of Shareholders or amendment by the Shareholders or Board of Directors. Each Director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present and shall hold office until the next Annual Meeting of Shareholders and until his or her successor shall have been elected and qualified, unless removed at a meeting called expressly for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors. Directors need not be residents of the State of Iowa or Shareholders of the Corporation.

        SECTION 3. REGULAR MEETINGS. A Regular Meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the Annual Meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional Regular Meetings without notice other than such resolution.

        SECTION 4. SPECIAL MEETINGS. Special Meetings of the Board of Directors may be called by or at the request of the President or any Director. The person or persons authorized to call Special Meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any Special Meeting of the Board of Directors called by them.

        SECTION 5. NOTICE. Notice of any Special Meeting shall be given at least two (2) days prior thereto by written notice delivered personally or mailed to each Director at his or her business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with proper postage thereon prepaid. If Notice is given by telegram, such Notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The Corporation shall act in good faith, serving each Director with such notice reasonably calculated under the circumstances to inform the Director of a meeting. Any Director may waive Notice of any meeting. The attendance of a Director at a meeting shall constitute a Waiver of Notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transactions of any business because the meeting is not lawfully called or commenced. In the event the Director does not attend such meeting, the waiver must be in writing signed by the Director entitled to the notice and filed with the minutes or corporate records. Neither the business to be transacted at, nor the purpose of, any Regular or Special Meeting of the Board of Directors need be specified in the Notice or Waiver of Notice of such meeting.

        SECTION 6. QUORUM. A majority of the number of Directors fixed by
Section 2 of this Bylaw III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

        SECTION 7. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A Director shall be considered present at a Meeting of the Board of Directors or of a committee designated by the Board if he or she participates in such meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

        SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, even if less than a quorum of the Board of Directors. A Director so elected shall be elected for the unexpired term of his or her predecessor in office or the full term of such new directorship.

        SECTION 9. COMPENSATION. By Resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each Meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each Meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

        SECTION 10. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a Meeting of the Board of Directors at which action on any Corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or unless he or she delivers his or her written notice of his or her dissent to the presiding officer of the meeting before its adjournment or to the Corporation immediately after the adjournment by registered or certified mail postmarked by the close of the next business day after the adjournment of said meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

        SECTION 11. INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a Meeting of Directors, or any action which may be taken at a Meeting of Directors or of a committee of Directors, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all of the Directors or all of the members of the committee of Directors, as the case may be.

        SECTION 12. COMMITTEES. The Board of Directors may, from time to time, by Resolution adopted by a majority of the full Board of Directors, appoint from its members a committee or committees, temporary or permanent, and to the extent permitted by law and these Bylaws, may designate the duties, powers and authorities of such committee.

                                    BYLAW IV

                               EXECUTIVE COMMITTEE

        SECTION 1. APPOINTMENT. The Board of Directors, by Resolution adopted by a majority of the full Board, may designate any of its members to constitute an Executive Committee. The designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

        SECTION 2. AUTHORITY. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the Resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation; adopting a plan of merger or consolidation; authorizing distributions; fill vacancies on the Board of Directors or on any of its committees; authorize or approve reacquisition of shares except according to a formula or method prescribed by the Board of Directors; authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class of shares or approve or propose to Shareholders any action that is required to be approved by Shareholders; recommending to the Shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business; recommending to the Shareholders a voluntary dissolution of the Corporation or a revocation thereof; or amending the Bylaws of the Corporation.

        SECTION 3. TENURE AND QUALIFICATIONS. Subject to the provisions of
Section 8 of this Bylaw, each member of the Executive Committee shall hold office until the next regular Annual Meeting of the Board of Directors following his or her designation.

        SECTION 4. MEETINGS. Regular Meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special Meetings of the Executive Committee may be called by any member thereof upon not less than twenty-four (24) hours' notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his or her business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need to be given to any member thereof who attends in person. Meetings may be called without notice if all members of the Executive Committee are present and do not object in writing prior to taking action on any issue. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

        SECTION 5. QUORUM. All of the members of the Executive Committee shall be required for a quorum for the transaction of business at any meeting thereof and action of the Executive Committee must be authorized by the unanimous affirmative vote of all of the members present at a meeting at which a quorum is present in person or by conference call.

        SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee. The same presumption of assent applies to the Executive Committee as applies to the Board of Directors as set forth in Bylaw III, Section 10.

        SECTION 7. VACANCIES. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

        SECTION 8. RESIGNATIONS AND REMOVAL. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 9. PROCEDURE. The Executive Committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws.

                                     BYLAW V

                                    OFFICERS

        SECTION 1. NUMBER. The Officers of the Corporation shall be President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other Officers and Assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same persons.

        SECTION 2. ELECTION AND TERM OF OFFICE. The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the Meeting of the Board of Directors held after each Annual Meeting of the Shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

        SECTION 3. REMOVAL. Any Officer or agent may be removed by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

        SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

        SECTION 5. PRESIDENT. The President shall be the principal executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. Unless a chairman has been elected and is present, he or she shall, when present, preside at all Meetings of the Shareholders and of the Board of Directors. He or she may sign, with the Secretary or any other proper Officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

        SECTION 6. VICE PRESIDENTS. In the absence of the President or in the event of his or her death, inability, or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

        SECTION 7. SECRETARY. The Secretary shall: (a) keep the minutes of the proceedings of the Shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the Corporate records and of the seal of the Corporation, if any, and see that the seal of the Corporation, if said Corporation has a seal, is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the President, or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the Office of Secretary and such other duties as from time to time may be assigned to that person by the President or by the Board of Directors.

        SECTION 8. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He or she shall:

               (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Bylaw V of these Bylaws; and

               (b) in general perform all of the duties incident to the Office of Treasurer and such other duties as from time to time may be assigned to that person by the President or by the Board of Directors.

        SECTION 9. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a Resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. The Assistant Secretaries and Assistant Treasurers shall have no administrative powers unless specifically directed by Resolution of the Board of Directors.



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

        SECTION 10. OTHER ASSISTANTS AND ACTING OFFICERS. The Board of Directors shall have the power to appoint any person to act as Assistant to any Officer, or to perform the duties of such Officer whenever for any reason it is impracticable for such Officer to act personally, and such Assistant or acting Officer so appointed by the Board of Directors shall have the power to perform all the duties of the Office to which he is so appointed to be Assistant, or as to which he or she is so appointed to act, except as such powers may be otherwise defined or restricted by the Board of Directors.

        SECTION 11. SALARIES. The salaries of the Officers shall be fixed from time to time by the Board of Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

                                    BYLAW VI

                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

        SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

        SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a Resolution of the Board of Directors. Such authority may be general or confined to specific instances.

        SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall, from time to time, be determined by Resolution of the Board of Directors.

        SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

        SECTION 5. CONFLICTS OF INTEREST. No contract or other transaction between the Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors are Directors or officers or are financially interested in the Corporation, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract, or transaction or because his, her or their votes are counted for such purpose, if any of the following occur:

               A. The material facts of such relationship or interest are disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purposes without counting the vote or consents of such interested Director.

               B. The material facts of such relationship or interest are disclosed or known to the Shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent.

               C. The contract or transaction is fair and reasonable to the Corporation.

        Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction. A conflict of interest transaction is recognized as authorized, approved, or ratified if it receives the affirmative vote of the majority of the directors on the Board or Committee, who have no direct or indirect interest in the transaction.

                                    BYLAW VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

        SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President, or Vice President, and by the Secretary or an Assistant Secretary, and if the Corporation has a corporate seal, sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. Each certificate for shares shall be con-secutively numbered or otherwise identified. The name and address of the person to whom the shares are issued and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

        SECTION 2. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by a holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                                   BYLAW VIII

                                   FISCAL YEAR

        The fiscal year of the Corporation shall be as fixed by the Board of Directors. In the event the Board of Directors fail to specifically designate a different fiscal year, then the fiscal year shall be the calendar year.

                                    BYLAW IX

                                    DIVIDENDS

        The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided them by the Articles of Incorporation and the laws of the State of Iowa.

                                     BYLAW X

                                 CORPORATE SEAL

        The Board of Directors may provide a Corporate seal which, if provided for, shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, "Corporate Seal."

                                    BYLAW XI

                                 INDEMNIFICATION

        SECTION 1. INDEMNIFICATION; THIRD PARTY ACTIONS;. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, against all expense (including attorneys' fees), liabilities, judgment, fines and amounts paid in settlement actually and reasonably incurred by, or imposed upon, him or her in connection with such action, suit or proceeding, except in such cases wherein such person is adjudged to be liable for misconduct in the performance of his or her duty of loyalty to the Corporation or its Shareholders, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, for a transaction from which such person derives an improper personal benefit, or under Section 833 of the Iowa Business Corporation Act. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interest of the Corporation, and with respect to any criminal action or proceeding had reasonable cause to believe that his or her conduct was unlawful.

        SECTION 2. INDEMNIFICATION; DERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, except in such cases wherein such person is adjudged to be liable for misconduct in the performance of his or her duty of loyalty to the Corporation or its Shareholders, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, for a transaction from which such person derives an improper personal benefit, or under Section 833 of the Iowa Business Corporation Act, unless and only to the extent that the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper.

        SECTION 3. INDEMNIFICATION; FURTHER PROVISIONS. To the extent that a director of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 or Section 2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. If the director has not been successful on the merits or otherwise in such defense, then any indemnification under Section 1 or Section 2 (unless ordered by a court) shall be made by the Corporation only as the indemnification of the director is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 and Section 2; such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceedings or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, such counsel to be selected by a majority of disinterested directors even though less than a quorum or, if none, by the Dean of the Drake Law School, or, if none, by the

Dean of the University of Iowa Law School. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in this Section 3 upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Bylaw XI. The indemnification provided by this Bylaw shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of the shareholders of the Corporation or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person. The Board of Directors shall have power to purchase and maintain insurance on behalf of any person who is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this section.

                                    BYLAW XII

                      VOTING OF SHARES OWNED BY CORPORATION

        Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders' meeting of such other corporation by the President of the Corporation if he is present, or in his absence by any Vice President of the Corporation who may be present. Whenever, in the judgment of the President, or in his absence, of any Vice President, it is desirable for the Corporation to execute a proxy or give a shareholders' consent in respect to any share or shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or one of the Vice Presidents of the Corporation and shall be attested by the Secretary or an Assistant Secretary of the Corporation without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation the same as such share or shares might be voted by the Corporation.

                                   BYLAW XIII

                                WAIVER OF NOTICE

        Whenever a Notice is required to be given to any shareholder or Director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Iowa Business Corporation Act, a Waiver thereof in writing signed by the person or persons entitled to such Notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such Notice.

                                    BYLAW XIV

                                   AMENDMENTS

        These Bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors at any Regular or Special Meeting by a majority vote unless the Articles of Incorporation or the laws of the State of Iowa reserve that power exclusively to the Shareholders in whole or part, or where the Shareholders in amending or repealing a particular Bylaw expressly provide that the Board of Directors shall not amend or repeal that Bylaw. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Shareholders at any regular or special meeting by a majority of Shareholders represented and entitled to vote even though the Bylaws may also be altered, amended, repealed or adopted by the Board of Directors.

                                    BYLAW XV

                                EMERGENCY BYLAWS

        In the event of a catastrophic emergency, the Corporation, the Shareholder or Shareholders, collectively, holding a majority of the issued and outstanding stock of the Corporation, or their legal representatives, may meet and conduct the business of the Corporation until such times as a duly called meeting can be held subject to the ratification of their acts at such subsequent meeting.

        Approved by the Board of Directors this 10th day of August, 1994.



                                            AMERISTAR CASINO COUNCIL BLUFFS,
                                            INC.

                                            /s/ THOMAS M. STEINBAUER
                                            -------------------------------
                                            Thomas M. Steinbauer, Secretary



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